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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 25, 1996 included in this Form 11-K into U.S. Xpress Enterprises' previously filed Form S-8 Registration Statement File No.
33-91238 covering the U.S. Xpress Enterprises, Inc. Xpre$$avings 401(k) Plan.


ARTHUR ANDERSEN LLP


Chattanooga, Tennessee
June 25, 1996